UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

United States Virgin Islands	000-54809	66-0783125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Strand St.
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices)

Registrant’s telephone number, including area code: (340) 692-1055
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting (the “Annual Meeting”) of the stockholders of Altisource Asset Management Corporation (the “Company”) was held on June 11, 2014. An aggregate of 2,255,809 shares of common stock were outstanding on the record date for the Annual Meeting (April 22, 2014) and entitled to vote at the Annual Meeting. The final results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

(i)	The directors listed below were elected at the Annual Meeting by the following vote:

Name	For	Against	Abstain	Broker Non-Votes
William C. Erbey	1,698,643	75,815	2	291,903
Ashish Pandey	1,774,365	87	8	291,903
Paul T. Bossidy	1,774,368	90	2	291,903
Dale Kurland	1,774,368	90	2	291,903
Nathaniel Redleaf	1,774,362	96	2	291,903
Robert C. Schweitzer	1,774,368	90	2	291,903

(ii)	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014 was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes
2,066,147	213	3	—

(iii)	A vote on executive compensation, on an advisory basis, was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
1,774,158	237	65	291,903

(iv)	A vote on the frequency of holding an advisory vote on executive compensation, on an advisory basis, was approved by the following vote:

Three Years	Two Years	One Year	Abstentions	Broker Non-Votes
1,109,557	956	663,885	62	291,903

Item 8.01 Other Events

On June 11, 2014, at a meeting held following the Annual Meeting, the Company’s Board of Directors made the following committee assignments: Paul T. Bossidy, Nathaniel Redleaf and Robert C. Schweitzer were appointed to the Audit Committee; Dale Kurland, Nathaniel Redleaf and Robert C. Schweitzer were appointed to the Compensation Committee and Paul T. Bossidy, Dale Kurland and Robert C. Schweitzer were appointed to the Nomination/Governance Committee, each for a one-year term or until their successors are appointed. Mr. Bossidy will continue to serve as the Chair of the Audit Committee, Ms. Kurland will continue to serve as the Chair of the Compensation Committee and Mr. Schweitzer will serve as the Chair of the Nomination/Governance Committee.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:     /s/ Stephen H. Gray
Name: Stephen H. Gray
Title: General Counsel and Secretary

Dated:     June 13, 2014

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